                                                                  EXHIBIT (e)(4)

                                                          AG PLATINUM CHOICE VUL
                                               VARIABLE UNIVERSAL LIFE INSURANCE
                                                        SUPPLEMENTAL APPLICATION

[LOGO]

AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")
A member of American International Group, Inc.
Home Office: Houston, Texas
________________________________________________________________________________
(This supplement must accompany the appropriate application for life insurance.) The supplement and the application will be attached to and made a part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIFE OF

          ------------------------      ----------------------------------------
          Name of proposed insured      Date of application for life insurance

INITIAL ALLOCATION PERCENTAGES

INVESTMENT OPTIONS      In the "Premium Allocation" column, indicate how each
                        premium received is to be allocated. In the "Deduction
                        Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. TOTAL ALLOCATIONS IN EACH COLUMN MUST EQUAL
                        100%. USE WHOLE PERCENTAGES ONLY.

                                           PREMIUM       DEDUCTION                                           PREMIUM    DEDUCTION
                                          ALLOCATION    ALLOCATION                                         ALLOCATION   ALLOCATION
                                          ----------    ----------                                         ----------   ----------
AGL DECLARED FIXED INTEREST
ACCOUNT (301)                                 ______%       ______%   MFS(R) VARIABLE INSURANCE TRUST
THE ALGER PORTFOLIOS                                                  New Discovery* (722)                     ______%      ______%
Capital Appreciation (702)                    ______%       ______%   Research (723)                           ______%      ______%
AMERICAN CENTURY(R) VARIABLE                                          NEUBERGER BERMAN ADVISERS
PORTFOLIOS, INC.                                                      MANAGEMENT TRUST
American Century VP Value (704)               ______%       ______%   Mid Cap Growth (725)                     ______%      ______%
AMERICAN FUNDS INSURANCE SERIES(R)                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS
Asset Allocation(SM) (681)                    ______%       ______%   Global Fund/VA* (727)                    ______%      ______%
Global Growth(SM)* (682)                      ______%       ______%   PIMCO VARIABLE INSURANCE TRUST
Growth(SM) (683)                              ______%       ______%   CommodityRealReturn(R) Strategy* (728)   ______%      ______%
Growth-Income(SM) (684)                       ______%       ______%   Global Bond (732)                        ______%      ______%
High-Income Bond(SM) (685)                    ______%       ______%   Real Return (729)                        ______%      ______%
International(SM)* (686)                      ______%       ______%   Short-Term (730)                         ______%      ______%
ANCHOR SERIES TRUST                                                   Total Return (731)                       ______%      ______%
Capital Appreciation (687)                    ______%       ______%   SEASONS SERIES TRUST
Government and Quality Bond (688)             ______%       ______%   Mid Cap Value (690)                      ______%      ______%
FIDELITY(R) VARIABLE INSURANCE PRODUCTS                               SUNAMERICA SERIES TRUST
Contrafund(R) (708)                           ______%       ______%   Balanced (737)                           ______%      ______%
Equity-Income (709)                           ______%       ______%   VALIC COMPANY I
Growth (713)                                  ______%       ______%   Dynamic Allocation* (696)                ______%      ______%
Mid Cap (714)                                 ______%       ______%   Emerging Economies* (691)                ______%      ______%
Money Market (689)                            ______%       ______%   Foreign Value* (692)                     ______%      ______%
FRANKLIN TEMPLETON VARIABLE INSURANCE                                 International Equities Index* (738)      ______%      ______%
PRODUCTS TRUST                                                        Mid Cap Index (739)                      ______%      ______%
Franklin Mutual Shares VIP -                                          Nasdaq-100(R) Index (741)                ______%      ______%
Class 2 (716)                                 ______%       ______%   Science & Technology* (742)              ______%      ______%
Franklin Small Cap Value VIP - Class 2*                     ______%   Small Cap Index* (743)                   ______%      ______%
(715)                                         ______%       ______%   Stock Index (744)                        ______%      ______%
INVESCO VARIABLE INSURANCE FUNDS                                      VALIC COMPANY II
Global Real Estate* (701)                     ______%       ______%   Mid Cap Value (693)                      ______%      ______%
Growth and Income (745)                       ______%       ______%   Socially Responsible (694)               ______%      ______%
International Growth* (700)                   ______%       ______%   Strategic Bond (695)                     ______%      ______%
JANUS ASPEN SERIES
Enterprise (719)                              ______%       ______%   OTHER:_________________                  ______%      ______%
Forty (717)                                   ______%       ______%                                             100%         100%
JPMORGAN INSURANCE TRUST
                                              ______%       ______%   *If you select the Guaranteed Minimum Death Benefit (GMDB)
Core Bond (925)                               ______%                 rider there are investment requirements for these investment options. Please refer to the prospectus or sales illustration.

________________________________________________________________________________
ICC14-107631                            Page 1 of 5

DOLLAR COST AVERAGING (DCA)

DOLLAR COST        ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE)
AVERAGING (DCA)    An amount can be systematically transferred from ANY ONE
                   INVESTMENT OPTION and directed to one or more of the investment options below. Please refer to the prospectus for more information on the DCA option.

                   NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION OR GMDB RIDER HAS BEEN CHOSEN.

                   Day of the month for transfers: (Choose a day of the month between 1-28.)

                   Frequency of transfers: [ ] Monthly   [ ] Quarterly
                   [ ] Semiannually    [ ] Annually

                   DCA to be made from the following investment option:
                  (AGL DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR DCA)

                  Transfer $                  ($100 MINIMUM, WHOLE DOLLARS ONLY)

THE ALGER PORTFOLIOS                                                 MFS(R) VARIABLE INSURANCE TRUST
Capital Appreciation (702)                         $ ____________    New Discovery (722)                       $ ____________
AMERICAN CENTURY(R) VARIABLE PORTFOLIOS, INC.                        Research (723)                            $ ____________
American Century VP Value (704)                    $ ____________    NEUBERGER BERMAN ADVISERS
AMERICAN FUNDS INSURANCE SERIES(R)                                   MANAGEMENT TRUST
Asset Allocation(SM) (681)                         $ ____________    Mid Cap Growth (725)                      $ ____________
Global Growth(SM) (682)                            $ ____________    OPPENHEIMER VARIABLE ACCOUNT FUNDS
Growth(SM) (683)                                   $ ____________    Global Fund/VA (727)                      $ ____________
Growth-Income(SM) (684)                            $ ____________    PIMCO VARIABLE INSURANCE TRUST
High-Income Bond(SM) (685)                         $ ____________    CommodityRealReturn(R) Strategy (728)     $ ____________
International(SM) (686)                            $ ____________    Global Bond (732)                         $ ____________
ANCHOR SERIES TRUST                                                  Real Return (729)                         $ ____________
Capital Appreciation (687)                         $ ____________    Short-Term (730)                          $ ____________
Government and Quality Bond (688)                  $ ____________    Total Return (731)                        $ ____________
FIDELITY(R) VARIABLE INSURANCE PRODUCTS                              SEASONS SERIES TRUST
Contrafund(R) (708)                                $ ____________    Mid Cap Value (690)                       $ ____________
Equity-Income (709)                                $ ____________    SUNAMERICA SERIES TRUST
Growth (713)                                       $ ____________    Balanced (737)                            $ ____________
Mid Cap (714)                                      $ ____________    VALIC COMPANY I
Money Market (689)                                 $ ____________    Dynamic Allocation (696)                  $ ____________
FRANKLIN TEMPLETON VARIABLE INSURANCE                                Emerging Economies (691)                  $ ____________
PRODUCTS TRUST                                                       Foreign Value (692)                       $ ____________
Franklin Mutual Shares VIP - Class 2 (716)         $ ____________    International Equities Index (738)        $ ____________
Franklin Small Cap Value VIP - Class 2 (715)       $ ____________    Mid Cap Index (739)                       $ ____________
INVESCO VARIABLE INSURANCE FUNDS                                     Nasdaq-100(R) Index (741)                 $ ____________
Global Real Estate (701)                           $ ____________    Science & Technology (742)                $ ____________
Growth and Income (745)                            $ ____________    Small Cap Index (743)                     $ ____________
International Growth (700)                         $ ____________    Stock Index (744)                         $ ____________
JANUS ASPEN SERIES                                                   VALIC COMPANY II
Enterprise (719)                                   $ ____________    Mid Cap Value (693)                       $ ____________
Forty (717)                                        $ ____________    Socially Responsible (694)                $ ____________
JPMORGAN INSURANCE TRUST                                             Strategic Bond (695)                      $ ____________
Core Bond (925)                                    $ ____________    OTHER:________________                    $ ____________

________________________________________________________________________________
ICC14-107631                            Page 2 of 5

AUTOMATIC REBALANCING

AUTOMATIC          ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable
REBALANCING        investment options can be automatically rebalanced based on the premium allocation percentages designated on Page 1 unless different instructions are provided below.

                   THE AGL DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR REBALANCING. If this account has been designated in your premium allocations on Page 1, and you have elected rebalancing, you MUST provide new instructions below on how to rebalance your funds. You must use the same variable investment options that you selected on Page 1, but the allocation percentages can differ from your original premium allocations percentages.

                   CHECK HERE FOR AUTOMATIC REBALANCING FREQUENCY:
                   [ ] Quarterly  [ ] Semiannually  [ ] Annually

                   NOTE: AUTOMATIC REBALANCING IS NOT AVAILABLE IF THE DCA
                         OPTION HAS BEEN CHOSEN. QUARTERLY AUTOMATIC REBALANCING IS REQUIRED IF THE GMDB RIDER HAS BEEN SELECTED. THE $5,000 MINIMUM BEGINNING ACCUMULATION VALUE REQUIREMENT IS WAIVED WHEN THE GMDB RIDER HAS BEEN SELECTED.

                                                   REBALANCE                                                     REBALANCE
                                                   ALLOCATION                                                    ALLOCATION
                                                   ----------                                                    ----------
THE ALGER PORTFOLIOS                                                MFS(R) VARIABLE INSURANCE TRUST
Capital Appreciation (702)                         __________%      New Discovery* (722)                         __________%
AMERICAN CENTURY(R) VARIABLE PORTFOLIOS, INC.                       Research (723)                               __________%
American Century VP Value (704)                    __________%      NEUBERGER BERMAN ADVISERS
AMERICAN FUNDS INSURANCE SERIES(R)                                  MANAGEMENT TRUST
Asset Allocation(SM) (681)                         __________%      Mid Cap Growth (725)                         __________%
Global Growth(SM)* (682)                           __________%      OPPENHEIMER VARIABLE ACCOUNT FUNDS
Growth(SM) (683)                                   __________%      Global Fund/VA* (727)                        __________%
Growth-Income(SM) (684)                            __________%      PIMCO VARIABLE INSURANCE TRUST
High-Income Bond(SM) (685)                         __________%      CommodityRealReturn(R) Strategy* (728)       __________%
International(SM)* (686)                           __________%      Global Bond (732)                            __________%
ANCHOR SERIES TRUST                                                 Real Return (729)                            __________%
Capital Appreciation (687)                         __________%      Short-Term (730)                             __________%
Government and Quality Bond (688)                  __________%      Total Return (731)                           __________%
FIDELITY(R) VARIABLE INSURANCE PRODUCTS                             SEASONS SERIES TRUST
Contrafund(R) (708)                                __________%      Mid Cap Value (690)                          __________%
Equity-Income (709)                                __________%      SUNAMERICA SERIES TRUST
Growth (713)                                       __________%      Balanced (737)                               __________%
Mid Cap (714)                                      __________%      VALIC COMPANY I
Money Market (689)                                 __________%      Dynamic Allocation* (696)                    __________%
FRANKLIN TEMPLETON VARIABLE INSURANCE                               Emerging Economies* (691)                    __________%
PRODUCTS TRUST                                                      Foreign Value* (692)                         __________%
Franklin Mutual Shares VIP - Class 2 (716)         __________%      International Equities Index* (738)          __________%
Franklin Small Cap Value VIP - Class 2* (715)      __________%      Mid Cap Index (739)                          __________%
INVESCO VARIABLE INSURANCE FUNDS                                    Nasdaq-100(R) Index (741)                    __________%
Global Real Estate* (701)                          __________%      Science & Technology* (742)                  __________%
Growth and Income (745)                            __________%      Small Cap Index* (743)                       __________%
International Growth* (700)                        __________%      Stock Index (744)                            __________%
JANUS ASPEN SERIES                                                  VALIC COMPANY II
Enterprise (719)                                   __________%      Mid Cap Value (693)                          __________%
Forty (717)                                        __________%      Socially Responsible (694)                   __________%
JPMORGAN INSURANCE TRUST                                            Strategic Bond (695)                         __________%
Core Bond (925)                                    __________%      OTHER:__________________                     __________%
                                                                                                                    100%

                                                                    *If you select the Guaranteed Minimum Death Benefit (GMDB)
                                                                    rider there are investment requirements for these investment options. Please refer to the prospectus or sales
                                                                    illustration.

________________________________________________________________________________
ICC14-107631                            Page 3 of 5

MODIFIED ENDOWMENT CONTRACT

CONTRACT If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded.
               [ ] YES [ ] NO

AUTHORIZATION FOR TRANSACTIONS

INITIAL        I (or we, if Joint Owners), hereby authorize AGL to act on
APPROPRIATE    telephone instructions or e-service instructions, if elected,
BOX HERE:      to transfer values among the variable divisions and the AGL
               Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

               [ ] Policy Owner(s)-- if Joint Owners, either of us acting independently.

               [ ] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

               AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions and e-service instructions received and acted on in good faith, including losses due to telephone instructions or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

SUITABILITY

ALL QUESTIONS MUST    1.  Have you, the Proposed Insured or Owner (if different), received the variable
BE ANSWERED.              universal life insurance policy prospectus and the investment choices brochure
                          describing the investment options?                                                  [ ]yes    [ ]no

                      2.  Do you understand and acknowledge:
                          a.  THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED
                              ACCOUNTS WHICH MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT
                              PROSPECTUSES FOR THE POLICY AND THE UNDERLYING ACCOUNTS?                        [ ]yes    [ ]no

                          b.  THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE
                              SEGREGATED ACCOUNTS MAY VARY: AND

                              (1) ARE NOT GUARANTEED BY AGL, ANY OTHER INSURANCE COMPANY, THE
                                  U.S. GOVERNMENT OR ANY STATE GOVERNMENT?                                    [ ]yes    [ ]no

                              (2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR
                                  ANY OTHER AGENCY, FEDERAL OR STATE?                                         [ ]yes    [ ]no

                          c.  THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS
                              PLACED IN THE AGL DECLARED FIXED INTEREST ACCOUNT?                              [ ]yes    [ ]no

                          d.  THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND
                              TO ALLOW FOR THE ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?             [ ]yes    [ ]no

                          e.  THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE,
                              DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                 [ ]yes    [ ]no

                          f.  THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT
                              EXPERIENCE OF THE SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST ACCOUNT
                              ACCUMULATION, AND CERTAIN EXPENSE DEDUCTIONS?                                   [ ]yes    [ ]no

                      3.  Do you believe the Policy you selected meets your insurance and investment
                          objectives and your anticipated financial needs?                                    [ ]yes    [ ]no

________________________________________________________________________________
ICC14-107631                            Page 4 of 5

ELECTRONIC DELIVERY CONSENT

               American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail. In order to deliver these documents via e-mail, we must obtain your consent to this type of delivery format.

               This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail:

                    .    Contract prospectuses and supplements
                    .    Investment option prospectuses and supplements
                    .    Statements of additional information
                    .    Annual and semi-annual investment option reports
                    .    Financial Statements

               This consent to delivery by e-mail has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 9318, Amarillo, TX 79105-9318, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

               In order to participate in this delivery method, you must have access to the following:

                    .    Browser software, such as Microsoft Internet Explorer,
                         or equivalent
                    .    Communication access to the Internet

               Should you wish to print materials that have been delivered via e-mail, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

               We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

               Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

               By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

               I consent to receive electronic delivery of the documents specified above.

               __________________    ___________________________________________
               Initials of Owner     Please provide your e-mail address

SIGNATURES

SIGNATURES     _________________________________________________________________
               Signed at (city, state)

               _________________________________________________________________
               Print name of Broker/Dealer

               X________________________________    ________________  __________
                Registered representative           State license #   Date

               X____________________________________________________  __________
                Primary proposed insured                              Date

               X____________________________________________________  __________
                Owner (If different from Proposed Insured)            Date

               X____________________________________________________  __________
                Joint Owner (If applicable)                           Date

________________________________________________________________________________
ICC14-107631                            Page 5 of 5